UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2020 (September 4, 2020)

SRAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA	90013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 694-9800

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common stock	SRAX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On September 4, 2020, SRAX, Inc. (the “Company” or “Parent”) entered into an agreement and plan of merger (the “Merger Agreement”) by and among (i) the Parent, (ii) Townsgate Merger Sub 1, Inc., a Delaware Corporation and wholly-owned subsidiary of the Parent (“Merger Sub 1”), (iii) LD Micro, Inc., a Delaware Corporation and wholly-owned subsidiary of the Parent (“Merger Sub 2”), (iv) LD Micro, Inc., a California corporation (“LD Micro”), and (v) Christopher Lahiji, as the sole stockholder of LD Micro (the “Stockholder”), to acquire LD Micro, a leading data and event company serving the small and micro-cap space.

Pursuant to the terms of the Merger Agreement, Merger Sub 1 will merge with and into LD Micro, with LD Micro as the surviving corporation, and then LD Micro will merge with and into Merger Sub 2, with Merger Sub 2 as the surviving corporation (the “Surviving Corporation”) (collectively, the “Merger”). The Merger is anticipated to close on or about September 14, 2020, subject to customary closing conditions (the “Closing”).

As consideration for the Merger, the Parent is paying the following compensation to the Stockholder and his designees (the “LD Micro Recipients”): (i) four million dollars ($4,000,000) payable as follows (collectively, the “Cash Payment”): (a) $1,000,000 at the Closing, (b) one million dollars ($1,000,000) on January 1, 2021, (c) one million dollars ($1,000,000) on April 1, 2021, and (d) one million dollars ($1,000,000) on July 1, 2021; and (ii) one million six hundred thousand (1,600,000) shares of Class A common stock of the Parent (“Payment Shares”) issued at the Closing.

If the Parent fails to pay any portion of the Cash Payment when due, then, subject to a forty-five (45) day interest free cure period from such due date, the total amount of the remaining unpaid Cash Payment will accelerate and become due immediately, and such amount will accrue interest at a rate equal to the lesser of (i) 1.5% per month (18% per annum) and (ii) the maximum rate permitted by law, accruing from the date following the end of such cure period until the date the total amount of the accelerated Cash Payment and all accrued interest is paid in full.

Pursuant to the terms of the Merger Agreement, Stockholder will have the right to manage the affairs of the Surviving Corporation until September 30, 2020 (“Measurement Date”), after which the board of directors of the Parent (“Board”) will control the financial affairs of the Surviving Corporation. On the Measurement Date, the Surviving Corporation will have a target cash amount of $50,000 (“Adjustment Amount”) for the Surviving Corporation, and (i) in the event more than the Adjustment Amount is available for the Surviving Corporation, the Parent will pay the excess to the Stockholder and (ii) in the event less than the Adjustment Amount is available for the Surviving Corporation, the Parent will deduct such deficiency from the next applicable Cash Payment.

Pursuant to the terms of the Merger Agreement, the LD Micro Recipients will enter into lock-up agreements (each a “Lock-Up Agreement”) with the Parent whereby the Payment Shares are subject to a lock-up and cannot be sold or transferred for thirty-six (36) months following the Closing, subject to customary exceptions.

Pursuant to the terms of the Merger Agreement, the Stockholder will enter into a voting proxy agreement (“Voting Agreement”) with the Parent whereby the Stockholder will appoint Christopher Miglino (or any successor designated by the Parent’s Board) to vote the Stockholder’s portion of the Payment Shares in accordance with the Board’s recommendations until December 31, 2022.

Pursuant to the terms of the Merger Agreement, the Stockholder will be subject to a non-compete provision with respect to the business of in-person or virtual investor conferences for a period of five (5) years from the Closing.

Pursuant to the Merger Agreement, the Parent and Stockholder will provide mutual indemnification to each other for certain third-party claims exceeding (i) $100,000 with respect to certain alleged breaches and (ii) $25,0000 with respect to other enumerated matters as more fully described in the Merger Agreement.

The parties will also agree to representations, warranties and covenants customary of transactions of this type as more fully contained in the Merger Agreement.

The foregoing summaries of each of the Merger Agreement, Lock-Up Agreement, and the Voting Agreement are qualified in their entirety by reference to the full text of each such document, each of which is attached hereto as Exhibits 10.01, 10.02, and 10.03, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth above in Item 1.01 of this Report under the heading “Merger Agreement” and Section 9.01 under “Financial Statements” are both incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Report under the heading “Merger Agreement” is incorporated by reference herein. The Payment Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Merger Agreement, effective on the Closing, the Board will appoint Christopher Lahiji as a member of the Board and will expand the number of Board members from six (6) to seven (7), pursuant to the Board’s rights under Section 3.2 of the Parent’s Bylaws. There are no family relationships among Mr. Lahiji and any of our executive officers or directors. Mr. Lahiji will not be an independent director pursuant to his employment relationship with the Surviving Corporation as described below.

Christopher Lahiji, age 37, has over 14 years of experience creating, managing, and running in-person and virtual conferences in the public sector. He has served as the president of LD Micro since 2006, providing investor conferences and data to micro-cap public corporations.

Employment Agreement

Pursuant to the terms of the Merger Agreement, the Parent and the Surviving Corporation will enter into an employment agreement with Christopher Lahiji, effective as of the Closing (“Employment Agreement”). Pursuant to the Employment Agreement, Mr. Lahiji will (i) serve as President of the Surviving Corporation for a three (3) year term (subject to renewals), (ii) receive a base salary of $335,000 per annum, (iii) be eligible to receive an annual bonus at the discretion of the Board with a target bonus of fifteen percent (15%) of his base salary, (iv) be entitled to receive equity incentive awards commensurate with those received by similarly situated executive officers of the Parent, (v) receive thirty (30) days off per year, and (vi) receive a remote office allowance of $1,000 per month.

Upon a termination of Mr. Lahiji’s employment, he will receive the following severance benefits as applicable:

(i)	Upon termination for death: his estate will receive (i) salary earned but not paid through termination, (ii) pay for all contractually earned but unused days off, (iii) any annual bonus earned but unpaid through the date of termination, (iv) three (3) months of remote office allowance, and (v) any previously incurred but unpaid business expenses (collectively, “Final Compensation”);
(ii)	Upon termination for disability: Mr. Lahiji will receive the Final Compensation;
(iii)	Upon termination by the Parent “for cause” or by Mr. Lahiji without “good reason” as such terms are defined in the Employment Agreement, Mr. Lahiji will receive the Final Compensation;
(iv)	Upon a termination by the Parent other than “for cause” or by Mr. Lahiji for “good reason”: Mr. Lahiji will receive (i) the Final Compensation, (ii) twenty four (24) months of his base salary over a twenty four (24) month period, (iii) continued COBRA coverage for twenty four (24) months, and (iv) the immediate vesting of all outstanding equity grants

Mr. Lahiji also entered into the Parent’s standard confidential information and invention assignment agreement governing the ownership of any inventions and confidential information. He will also enter into the Parent’s standard indemnification agreement entered into between the Parent and its directors and officers.

There are no material relationships between Mr. Lahiji, and the Parent or its directors or officers prior to the parties entering into the Merger Agreement.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of such document, of which is attached hereto as Exhibit 10.04, and which is incorporated herein in its entirety by reference.

Item 8.01 Other Events.

The Company issued a press release announcing the Merger Agreement on September 4, 2020. A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

Financial Statements

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K.

Exhibit No.	Description
10.01	Agreement and Plan of Merger
10.02	Lock-Up Agreement
10.03	Voting Agreement
10.04	Employment Agreement
99.01	Press Release dated September 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 11, 2020	SRAX, Inc.

/s/ Christopher Miglino
		By:	Christopher Miglino
		Title:	Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.01	Agreement and Plan of Merger
10.02	Lock-Up Agreement
10.03	Voting Agreement
10.04	Employment Agreement
99.01	Press Release dated September 4, 2020